UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2008

Adrenalina
(Name of Small Business Issuer in its Charter)

Nevada	000-52675	20-8837626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20855 NE 16 Ave., Suite #C-16
Miami, Florida 33179

(Address of principal executive offices)

305-770-4488
(Issuer's telephone number)

(Former name or former address, if changed since last report)

Copies to:
Marc J. Ross, Esq.
Louis A. Brilleman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))]

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02	Unregistered Sales of Equity Securities

On February 28, 2008, Basic Services, Inc. (the “Company”) entered into and completed the transactions contemplated under a Securities Purchase Agreement with a number of accredited investors providing for the issuance of the Company’s Original Issue Discount 5% Senior Secured Convertible Debentures (the “Debentures”) in the principal amount of $2,500,000.

The principal amount under the Debentures is payable to the investors in 18 monthly payments beginning on the first anniversary of the closing date of the offering. The Company may elect to make principal payments in shares of common stock if there is then an effective registration statement with respect to the shares issuable upon conversion of the Debentures. If the Company elects to make principal payments in common stock, the conversion rate will be the lesser of (a) the Conversion Price (as defined below), or (b) 88% of the volume weighted average price for the ten consecutive trading days ending immediately prior to the applicable date a principal payment is due.

The entire principal amount under the Debentures is due and payable 30 months after the closing date. Interest payments will be payable in cash quarterly commencing three months from the closing date.

At any time, holders may convert the Debentures into shares of common stock at a fixed conversion price of $0.75, subject to adjustment in the event the Company issues common stock (or securities convertible into or exercisable for common stock) at a price below the conversion price as such price may be in effect at various times (the “Conversion Price”).

Following the effective date of the registration statement described below, the Company may force conversion of the Debentures if the market price of the common stock is at least $2.75 for any 20 out of 30 consecutive trading days. The Company may also prepay the Debentures in cash at 115% of the then outstanding principal provided there is a registration statement in effect with respect to the shares issuable upon conversion of the Debentures.

The Debentures rank senior to all current and future indebtedness of the Company and are secured by substantially all of the assets of the Company.

In connection with the financing transaction, the Company issued to the investors five-year warrants to purchase 3,333,333 shares of the Company’s common stock at $2.00 per share (the “Warrants”). The exercise price of the Warrants is subject to full ratchet anti-dilution rights in the event that the Company issues securities at less than $1.38 per.share.

The Company also entered into a registration rights agreement with the investors that requires the Company to register the shares issuable upon conversion of the Debentures and exercise of the Warrants on the later of (a) the 45th calendar day following the closing date of the offering and (b) the 30th calendar day following the date that the Company’s registration statement in connection with an offering made in November 2007 is declared effective by the Securities and Exchange Commission. If the registration statement is not filed within that time period or is not declared effective within 90 days after the closing date (180 days in the event of a full review by the Securities and Exchange Commission), the Company will be required to pay until the three month anniversary liquidated damages in cash in an amount equal to 2% of the total subscription amount for every month that the Company fails to attain a timely filing or effectiveness, as the case may be. From the three month anniversary of the closing date until the six month anniversary, the liquidated damages will be lowered to 1.5% per month.

Gilford Securities Incorporated acted as sole placement agent in connection with the transaction. The Company paid to the placement agent cash in the amount of $125,000 as a commission for placing the securities.

All securities were issued pursuant to an exemption from registration in reliance on Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and based on the investors’ representations that they are “accredited” as defined in Rule 501 under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

	(a)	Financial Statements.

None.
	(b)	Exhibits.

Exhibit Index

10.1	Securities Purchase Agreement*
10.2	Registration Rights Agreement*
10.3	Form of Debenture*
10.4	Form of Security Agreement*
10.5	Form of Subsidiary Guaranty*
10.6	Form of Warrant*

_______________
*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 29, 2008

Basic Services, Inc.

By:	/s/ Jeffrey Geller
Jeffrey Geller President and Chief Financial Officer and Chief Operating Officer